UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported):
February 6, 2017

Perrigo Company plc
(Exact name of registrant as specified in its charter)

Ireland	001-36353	Not Applicable
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Treasury Building, Lower Grand Canal Street, Dublin 2, Ireland
(Address of principal executive offices and zip code)
+353 1 7094000
Registrant’s telephone number, including area code:

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under The Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under The Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.  Entry into a Material Definitive Agreement.

On February 6, 2017, Perrigo Company plc  ("Perrigo") entered into an agreement (the "Agreement") with Starboard Value LP and certain of its affiliates (collectively, "Starboard").  The Agreement is intended to define the ongoing relationship between Perrigo and Starboard in its capacity as a significant shareholder.  As of February 6, 2017, Starboard beneficially owns approximately 6.7% of outstanding Perrigo ordinary shares.

The following summary of the Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Agreement, which is filed as Exhibit 99.1 to this Current Report on Form 8-K ("Current Report") and incorporated herein by reference.

Pursuant to the Agreement, Perrigo (i) accepted the resignation of  Michael J. Jandernoa, Gerald K. Kunkle, Jr., Herman Morris, Jr. and Shlomo Yanai from the Perrigo board of directors (the "Board"), and (ii) appointed Jeffrey C. Smith of Starboard and two independent directors, Bradley A. Alford and Jeffrey B. Kindler (collectively with Mr. Smith, the "New Directors"), to the Board to fill three of the resultant vacancies.  Additionally, Starboard has the right to recommend to the Board two nominees to serve as additional independent directors ("Additional Independent Appointees").  Perrigo agreed to accept the resignation of Ellen Hoffing effective upon the appointment of the second Additional Independent Appointee to the Board.  Additionally, Perrigo agreed to, among other things, nominate the New Directors and, if applicable, the Additional Independent Appointees, for re-election at Perrigo's 2017 annual general meeting of shareholders (the "2017 Meeting") alongside the continuing members of the Board and to reconstitute the membership of Perrigo's standing and non-standing Board committees.

With respect to the 2017 Meeting, Starboard agreed to, among other things, vote in favor of Perrigo's director nominees and, subject to certain conditions, vote in accordance with the Board's recommendation on all other proposals.  Starboard also agreed not to submit director nominations or proposals at the 2017 Meeting.

Starboard also agreed to certain customary standstill provisions, effective as of the date of the Agreement through the earlier of (x) 15 business days prior to the shareholder nomination deadline for Perrigo's 2018 annual meeting of shareholders and (y) 100 days prior to the anniversary of the 2017 Meeting (the "Standstill Period"), prohibiting it from, among other things: (i) soliciting proxies; (ii) joining any "group" or voting arrangement; (iii) proposing certain extraordinary transactions or encouraging third parties to do so; (iv) calling or seeking to call an extraordinary general meeting of Perrigo's shareholders; (v) seeking board representation other than as provided in the Agreement; and (vi) influencing third parties with respect to the voting or disposition of Perrigo common shares.  Starboard also agreed to customary confidentiality restrictions.

Perrigo and Starboard also made certain customary representations, agreed to mutual non-disparagement provisions and agreed to jointly issue the press release attached hereto as Exhibit 99.2.

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Pursuant to the Agreement, on February 6, 2017, Michael J. Jandernoa, Gerald K. Kunkle, Jr., Herman Morris, Jr. and Shlomo Yanai each resigned from the Board and all committees thereof, effective as of immediately prior to the appointment of the New Directors.  None of the resignations involved any disagreement with the Board, Perrigo or its management on any matter relating to Perrigo's operations, policies or practices.  Mr. Jandernoa and Mr. Kunkle has previously announced their intention not to stand for re-election at the 2017 Meeting.

Pursuant to a resolution of the Board adopted on February 6, 2017, the New Directors were appointed to the Board effective upon execution of the Agreement to fill the vacancies resulting from the aforementioned resignations. These appointments were pursuant to the Agreement.  None of the New Directors have any family relationships with any of Perrigo's directors or executive officers and each is not a party to any transactions of the type listed in Item 404(a) of Regulation S-K.

Further, as stated above, Perrigo agreed to reconstitute the membership of its Board committees as follows:

Nominating and Governance	Remuneration	Audit
Jeffrey Smith (Chairman)	Jeffrey Kindler (Chairman)	Donal O'Connor (Chairman)
Brad Alfred	Ellen Hoffing	Jeffrey Kindler
Gary Cohen	Geoffrey Parker	Geoffrey Parker
	Jeffrey Smith	Theodore Samuels

Additionally, Messrs. Kindler and Smith were appointed to a non-standing working group previously formed in connection with Perrigo's ongoing business portfolio review and Mr. Smith was appointed to a non-standing committee previously formed in connection with the exploration of strategic alternatives for Perrigo's royalty rights in Tysabri.

In addition, on February 6, 2017, Perrigo amended its severance policy for U.S.-based employees, its change in control severance policy for U.S.-based employees and its change in control severance policy for non-U.S.-based employees.  Currently the policies provide for a change in control if the incumbent members of the Board on the effective date of the policies (and certain individuals appointed with the approval of such incumbent directors provided that certain conditions are met) no longer constitute a majority of the members of the Board. In order to avoid an inadvertent change in control due to a temporary loss in such majority, for example as a result of death or resignation of one director, the amendments provide that if a majority of incumbent directors is lost, that there be a 60-day tolling period during which the Board (with the approval of a majority of the remaining incumbent directors) can replace the former director (and if the Board does, then no change in control will be deemed to occur).

Any additional information set forth in Item 1.01 of this Current Report with respect to the Board and the New Directors is incorporated by reference into this Item 5.02.

Item 8.01.  Other Events.

On February 7, 2017, Perrigo issued a press release announcing execution of the Agreement and the matters described in Item 1.01.  A copy of the press release is furnished as Exhibit 99.2 to this Current Report.

Item 9.01.  Financial Statements and Exhibits.

(d)  Exhibits.

No.	Exhibit
99.1	Agreement by and between Perrigo and Starboard, dated February 6, 2017.
99.2	Press Release, dated February 7, 2017.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PERRIGO COMPANY PLC

Date: February 6, 2017	By:	/s/ Judy L. Brown
Judy L. Brown
Executive Vice President, Business Operations and Chief Financial Officer

Exhibit Index
No.	Exhibit
99.1	Agreement by and between Perrigo and Starboard, dated February 6, 2017.
99.2	Press Release, dated February 7, 2017.